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EXHIBIT 21

                                                                          Page 1

                                  CUMMINS INC.
                         SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY/JOINT VENTURE                                      STATE OR COUNTRY OF INCORPORATION
------------------------                                      ---------------------------------
14-15 Corporation                                             Nevada
A. F. Shane, Inc.                                             Pennsylvania
Anadarko Group, Inc.                                          United States
Atlas Crankshaft Corporation                                  Ohio
Auto Diesel Power Plant Ltd.                                  United Kingdom
AvK/SEG Holding GmbH & Co.                                    Germany
C. G. Newage Electrical Ltd.                                  India
Cal Disposition, Inc.                                         California
CBM Technologies Pty. Ltd.                                    Australia
CD Power Rent, S. de R.L. de C.V.                             Mexico
CECO Diesel                                                   Canada
Chongqing Cummins Engine Co., Ltd.                            China
CNE S/A Industrial                                            Brazil
Consolidated Diesel Company                                   North Carolina
Consolidated Diesel of North Carolina, Inc.                   North Carolina
Consolidated Diesel, Inc.                                     Delaware
Cummins Americas, Inc.                                        Indiana
Cummins Auto Services Ltd.                                    India
Cummins Brasil Ltda.                                          Brazil
Cummins Cal Pacific, LLC                                      Delaware
Cummins Comercializadora S. de R.L. de C.V.                   Mexico
Cummins Corporation                                           Indiana
Cummins de Centro America Ltda.                               Costa Rica
Cummins Diesel Botswana Ltd.                                  South Africa
Cummins Diesel Deutschland GmbH                               Germany
Cummins Diesel FZE                                            Dubai
Cummins Diesel International Limited                          Barbados
Cummins Diesel Italia S.P.A.                                  Italy
Cummins Diesel Japan Ltd.                                     Japan
Cummins Diesel Limited                                        Canada
Cummins Diesel N.V.                                           Belgium
Cummins Diesel of Canada Limited                              Canada
Cummins Diesel of South Africa (Pty.) Ltd.                    South Africa
Cummins Diesel Sales and Service (India) Ltd.                 India
Cummins Diesel Sales and Service (Korea) Ltd.                 Korea
Cummins Diesel Sales Corporation                              Indiana
Cummins Distributor Belgium S.A. N.V.                         Belgium
Cummins Eastern Canada, Inc.                                  Canada
Cummins Engine (Beijing) Co., Ltd.                            China
Cummins Engine (China) Investment Co. Ltd.                    China
Cummins Engine (Singapore) Pte. Ltd.                          Singapore
Cummins Engine Company Limited (NZ)                           New Zealand
Cummins Engine Company Limited (UK)                           United Kingdom
Cummins Engine Company Pty. Limited                           Australia
Cummins Engine Holding Co., Inc.                              Indiana
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                                                                          Page 2

SUBSIDIARY/JOINT VENTURE                                        STATE OR COUNTRY OF INCORPORATION
------------------------                                        ---------------------------------
Cummins Engine IP, Inc.                                         Delaware
Cummins Engine Shanghai Services & Trading Co. Ltd.             China
Cummins Engine Venture Corporation                              Indiana
Cummins Filtration IP, Inc.                                     Delaware
Cummins Financial, Inc.                                         Delaware
Cummins Funding Corporation                                     Delaware
Cummins Hong Kong Ltd.                                          Hong Kong
Cummins India Holdings Ltd.                                     India
Cummins India Ltd.                                              India
Cummins Infotech Ltd.                                           India
Cummins Intellectual Property, Inc.                             Delaware
Cummins International Finance Corporation                       Delaware
Cummins Komatsu Engine Company                                  Indonesia
Cummins Korea, Ltd.                                             Korea
Cummins Mercruiser Diesel Marine, LLC                           Delaware
Cummins Mexicana, S.A. de C.V.                                  Mexico
Cummins Military Systems Company                                Indiana
Cummins Natural Gas Engines, Inc.                               Delaware
Cummins Npower LLC                                              Delaware
Cummins Power Construction Inc.                                 Canada
Cummins Power Eastern Canada Inc.                               Canada
Cummins Power Generation (S) Pte. Ltd.                          Singapore
Cummins Power Generation Australia Pty. Ltd.                    Australia
Cummins Power Generation Ltd.                                   United Kingdom
Cummins Power Generation Mali S.A.                              South Africa
Cummins Power Generation, Inc.                                  Indiana
Cummins Power Rent Comercio, Locacao, Ltd.                      Brazil
Cummins Power Rent (SEA) Pte. Ltd.                              Singapore
Cummins Power Service and Parts Corporation                     Taiwan
Cummins Power Solutions Ltd.                                    India
Cummins PowerGen IP, Inc.                                       Delaware
Cummins Receivables Corporation, Ltd.                           Delaware
Cummins S. de R.L. de C.V.                                      Mexico
Cummins Sales & Service Philippines, Inc.                       Philippines
Cummins Ten Holdings Ltd.                                       Canada
Cummins U.K. Limited                                            United Kingdom
Cummins Venture Corporation                                     Delaware
Cummins Westport Inc.                                           Canada
Cummins Xiangfan Machining Co. Ltd.                             China
Cummins Zimbabwe Pvt. Ltd.                                      Zimbabwe
Cummins-Scania High Pressure Injection, L.L.C.                  Delaware
Diesel Recon De Mexico, S.A. de C.V.                            Mexico
Dieselcomp, Inc.                                                Indiana
Digisonix, LLC                                                  Wisconsin
Distribuidora Cummins Ltda.                                     Argentina
Distribuidora Cummins Sao Paulo Ltda.                           Brazil
Dongfeng Cummins Engine Co. Ltd.                                China
EmeraChem LLC                                                   Delaware
Empresas Cummins S.A. de C.V.                                   Mexico

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                                                                          Page 3

SUBSIDIARY/JOINT VENTURE                                        STATE OR COUNTRY OF INCORPORATION
------------------------                                        ---------------------------------
Enceratec, Inc.                                                 Maryland
Engine Systems Ltd.                                             Pakistan
European Engine Alliance EEIG                                   United Kingdom
European Engine Alliance SRL                                    Italy
Fleetguard Filtration Systems India Pte. Ltd.                   India
Fleetguard, Inc.                                                Indiana
Fleetguard International Corp.                                  Indiana
Fleetguard Korea Ltd.                                           Korea
Fleetguard Nelson Brasil Comercial Ltda.                        Brazil
Fleetguard Nelson Mexico S. de R.L. ale C.V.                    Mexico
Fleetguard SARL                                                 France
FLNL Servicios S. de R.L. de C.V.                               Mexico
Holset Engineering Company Ltd.                                 United Kingdom
HPI Company                                                     Indiana
Industria E Comercio Cummins Ltda.                              Brazil
Industrial Power Alliance, Ltd.                                 Japan
Innovative Computing Company                                    Oklahoma
KamDizel J.E.                                                   Russia
Komatsu Cummins Chile, Ltda.                                    Chile
Komatsu Cummins Engine Co. Ltd.                                 Japan
Kuss Corporation                                                Ohio
Lubricant Consultants, Inc.                                     New Jersey
Markon Engineering Company Ltd.                                 United Kingdom
Markon Sawafuji Ltd.                                            Japan
NAP Holdings Ltd.                                               Singapore
Nelson Burgess Ltd.                                             Canada
Nelson Engine Systems India Private Ltd.                        India
Nelson Export Sales Corp.                                       U.S. Virgin Islands
Nelson Industries Europe, GmbH                                  Germany
Nelson Muffler Canada, Inc.                                     Canada
Newage Asia Pacific Pte. Ltd.                                   Singapore
Newage Engineers GmbH                                           Germany
Newage Engineers Pty Ltd.                                       Australia
Newage International Ltd.                                       United Kingdom
Newage Italia S.R.L.                                            Italy
Newage Ltd. (U.K.)                                              United Kingdom
Newage Ltd.                                                     Pennsylvania
Newage Machine Tools Ltd.                                       United Kingdom
Newage Norge                                                    Norway
No. 379 Taurus Ventures Ltd.                                    Canada
Northwest Dieselguard Ltd.                                      Canada
NWMW, Inc.                                                      United States
Ona Corporation                                                 Alabama
Onan Corporation                                                Delaware
Onan Foreign Holdings, Ltd.                                     Delaware
Onan International Limited                                      United Kingdom
P.T. Newage Engineers Indonesia                                 Indonesia
Pacific World Trade, Inc.                                       Indiana
PBB Transit Corp.                                               Delaware
Petbow Asia Pacific Pty. Ltd.                                   Australia
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                                                                          Page 4

SUBSIDIARY/JOINT VENTURE                                        STATE OR COUNTRY OF INCORPORATION
------------------------                                        ---------------------------------
Petbow Limited                                                  United Kingdom
PGI (UK Holdings) Limited                                       United Kingdom
Power Group International Limited                               United Kingdom
Power Group International (Overseas Holdings) Limited           United Kingdom
Power Systems India Ltd.                                        India
Powertrain Industria e Comercio Ltda.                           Brazil
Shanghai Fleetguard Filter Co., Ltd.                            China
Shanghai Fleetguard International Trading Co.                   China
Shenzhen Chongfa Cummins Co. Ltd.                               Hong Kong
Stamford Iberica S.A.                                           Spain
Stamford Mexico, S. de R.L. de C.V.                             Mexico
Swagman Australia Pty. Ltd.                                     Australia
Tata Cummins Ltd.                                               India
Tata Holset Private Ltd.                                        India
Turbo Europa BV                                                 The Netherlands
VC Lubricating Oil Co. Ltd.                                     Hong Kong
Wabco Compressor Manufacturing, Inc.                            Delaware
Wuxi Holset Engineering Co. Limited                             China
Wuxi Newage Alternators Ltd.                                    China